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                            CALENERGY COMPANY, INC.

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK

                             UNDERWRITING AGREEMENT


         1. Introductory. CalEnergy Company, Inc., a Delaware corporation ("Company"), proposes to issue and sell from time to certain of its unsecured debt securities, preferred stock, no par value, and common stock, par value $.0675 per share ("Common Stock"), registered under the registration statement referred to in Section 2(a) ("Registered Securities"). The Registered Securities constituting debt securities will be issued under one or more indentures or supplemental indentures (each, an "Indenture"), between the Company and a trustee selected by the Company, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms. The Registered Securities constituting preferred stock may be issued in one or more series, which series may vary as to dividend rates, redemption provisions, selling prices and other terms. Particular series or offerings of Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale.

         The Registered Securities involved in any such offering are hereinafter referred to as the "Firm Securities" and, together with any Optional Securities (as defined in Section 3 below), the "Offered Securities". The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the "Underwriters" of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(b), 5(e) and 6 and the second sentence of Section 3), shall mean the Underwriters.

         2. Representations and Warranties of the Company. The Company, as of the date of each Terms Agreement referred to in Section 3, represents and warrants to, and agrees with, each Underwriter that:

              (a) A registration statement (No. 333-32821), including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3, is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Offered Securities (if they are debt securities or preferred stock) and the terms of the offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933, as amended ("Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

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              (b) On the effective date of the registration statement relating to the Registered Securities, such registration statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

              (c) The Company, each Subsidiary (as defined below) and each Joint Venture (as defined below) have been duly organized and are validly existing and, if applicable, in good standing under the laws of their respective jurisdictions of organization as a corporation, limited liability company or partnership, as the case may be, and have the power and authority to own, lease and operate their property and conduct their businesses as described in the Prospectus; the Company, the Subsidiaries and the Joint Ventures are duly qualified to do business and are in good standing as foreign corporations or foreign partnerships, as the case may be, in each jurisdiction, domestic or foreign, in which such registration or qualification or good standing is required (whether by reason of the ownership or leasing of property, the conduct of business or otherwise), except where the failure to so register or qualify or be in good standing is not reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole. For purposes of this Agreement, (A) the term "Subsidiary" shall mean the entities listed in Schedule B hereto, as such schedule may be amended in the Terms Agreement ("Schedule B") and (B) the term "Joint Venture" shall mean the entities listed in Schedule C hereto, as such schedule may be amended in the Terms Agreement ("Schedule C"), it being understood that such term means the general or limited partnership or other joint venture entity and not the individual general or limited partners or other joint venturers thereof. The Subsidiaries listed in Schedule B are all the material direct and indirect "subsidiaries" of the Company, as such term is defined in Rule 405 of the Rules and Regulations, and are all of the "Significant Subsidiaries" of the Company, as such term is defined in Rule 1-02 of Regulation S-X.

              (d) All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully-paid and nonassessable; all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully-paid and nonassessable; and except as otherwise set forth in Schedule B or disclosed in or contemplated by the Prospectus, all outstanding shares of capital stock of each Subsidiary are owned beneficially by the Company free and clear of any material claims, liens, encumbrances and security interests. All of the partnership interests in Joint Ventures beneficially owned by the Company (as reflected in Schedule C) have been duly and validly authorized and issued and, except as otherwise set forth in Schedule C or disclosed in or contemplated by the Prospectus, are owned beneficially by the Company free and clear of any material claims, liens, encumbrances and security interests.

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              (e) If the Offered Securities are debt securities: The Indenture has been duly authorized and has been duly qualified under the Trust Indenture Act; the Firm Securities and any Optional Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on each Closing Date (as defined below) or pursuant to Delayed Delivery Contracts (as hereinafter defined) and authenticated by the Trustee pursuant to the terms of the Indenture, the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Prospectus and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

              (f) If the Offered Securities are preferred stock: The Firm Securities and any Optional Securities have been duly authorized and, when the Offered Securities have been delivered and paid for in accordance with the Terms Agreement on each Closing Date, such Offered Securities will have been validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities which have not been waived.

              (g) If the Offered Securities are Common Stock: The Firm Securities and any Optional Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with the Terms Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities which have not been waived.

              (h) If the Offered Securities are convertible: When the Offered Securities are delivered and paid for pursuant to the Terms Agreement on each Closing Date, such Offered Securities will be convertible into Common Stock of the Company in accordance with their terms (if the Offered Securities are preferred stock) or the Indenture (if the Offered Securities are debt securities); the shares of Common Stock initially issuable upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Common Stock which have not been waived.

              (i) The use of the proceeds of the offering of the Offered Securities as described in the Prospectus has been duly authorized by all necessary action on the part of the Company.

              (j) If the Offered Securities are Common Stock or are convertible into Common Stock: Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company

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         or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering of the Offered
         Securities.

              (k) If the Offered Securities are Common Stock or are convertible into Common Stock: Unless otherwise specified in the Terms Agreement, there are no contracts, agreements or understandings which have not been satisfied or waived between the Company and any person requiring the Company to include securities of the Company owned or to be owned by such person in the securities registered pursuant to the Registration Statement.

              (l) If the Offered Securities constitute Common Stock or are convertible into Common Stock: The outstanding shares of Common Stock are listed on The New York Stock Exchange (the "Stock Exchange") and the Offered Securities (if they are Common Stock) or the Common Stock into which the Offered Securities are convertible (if they are convertible) has been approved for listing on the Stock Exchange, subject to notice of issuance. If the Offered Securities are debt securities or preferred stock, they have been approved for listing on the stock exchange indicated in the Terms Agreement, subject to notice of issuance.

              (m) The execution, delivery and performance of the Indenture (if the Offered Securities are debt securities), the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts, the issuance and sale of the Offered Securities and the use of the proceeds of the offering of the Offered Securities as described in the Prospectus and, if the Offered Securities are debt securities or preferred stock, compliance with the terms and provisions thereof will not (A) conflict with the corporate charter or by-laws or partnership agreement of the Company, any Subsidiary or any Joint Venture, (B) conflict with, result in the creation or imposition of any lien, charge or other encumbrance (other than as contemplated by the Indenture) upon any asset of the Company, any Subsidiary or any Joint Venture pursuant to the terms of, or constitute a breach of, or default under, any agreement, indenture or other instrument to which the Company, any Subsidiary or any Joint Venture is a party or by which the Company, any Subsidiary or any Joint Venture is bound or to which any of the properties of the Company, any Subsidiary or any Joint Venture is subject, or (C) result in a violation of any statute, any rule, regulation, order, judgment or decree of any court or governmental agency, body or authority having jurisdiction over the Company, any Subsidiary or any Joint Venture or any of their properties where any such conflicts, encumbrances, breaches, defaults or violations under clauses (B) or (C), individually or in the aggregate, is reasonably likely to (i) have a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole or (ii) impair the validity or enforceability of the Indenture (if the Offered Securities are debt securities), the Terms Agreement (including the provisions of this Agreement), any Delayed Delivery Contracts or the Offered Securities.

              (n) Except (A) as to state or foreign securities laws or by the regulations of the National Association of Securities Dealers, Inc. (the "NASD") and (B) consents of third parties which have been obtained, no consent, approval, authorization or order of, or filing or registration by the Company, any Subsidiary or, to the best of the Company's knowledge, any Joint Venture with, any court, governmental agency or third party is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance and sale of the Offered Securities by the Company and the use of the proceeds of the offering of the Offered Securities as described in the Prospectus.

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              (o) The Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement) and to execute, deliver and perform the Terms Agreement (including the provisions of this Agreement) and, if the Offered Securities are debt securities or preferred stock, any Delayed Delivery Contracts.

              (p) The Terms Agreement (including the provisions of this Agreement) and, if the Offered Securities are debt securities or preferred stock, any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

              (q) Except as disclosed in or contemplated by the Prospectus, the Company, each Subsidiary and each Joint Venture holds, as applicable, good and valid title to, or valid and enforceable leasehold or contractual interests in, all real properties and all other properties and assets owned or leased by or held under contract by each of them that are material to the business of the Company and the Subsidiaries and Joint Ventures taken as a whole, and free from liens, encumbrances and defects that would materially interfere with the use made or to be made thereof by them.

              (r) Except as disclosed in or contemplated by the Prospectus, the Company, the Subsidiaries and the Joint Ventures carry, or are covered by, insurance in such amounts and covering such risks as is customary for similarly situated companies in the Company's, such Subsidiaries' and such Joint Ventures' industries, respectively. Each of the foregoing insurance policies is valid and in full force and effect, and no event has occurred and is continuing that permits, or after notice or lapse of time or both would permit, modifications or terminations of the foregoing that, individually or in the aggregate, is reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole.

              (s) Except as disclosed in or contemplated by the Prospectus, the Company, each Subsidiary and each Joint Venture (i) has obtained each license, permit, certificate, franchise or other governmental authorization which is material to the ownership of their properties or to the conduct of their businesses as described in or contemplated by the Prospectus and (ii) is in compliance with all terms and conditions of such license, permit, certificate, franchise or other governmental authorization, except (A) in either case where the failure to do so is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole, (B) permits, consents and approvals that may be required for future drilling or operating activities which are ordinarily deemed to be ministerial in nature and which are anticipated to be obtained in the ordinary course and (C) permits, consents and approvals for developmental or construction activities which have not yet been obtained but which have been or will be applied for in the course of development or construction and which are anticipated to be obtained in the ordinary course.

              (t) Except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings before any court, governmental agency, body or authority, domestic or foreign, now pending or, to the knowledge of the Company, threatened against, or, to the knowledge of the Company, involving, the Company, any Subsidiary or any Joint Venture that, if determined adversely to the Company, any Subsidiary or any Joint Venture, would be

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         reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole, or on the ability of the Company to perform its obligations under the Indenture (if the Offered Securities are debt securities), the Terms Agreement (including the provisions of this Agreement) or any Delayed Delivery Contracts, or which are otherwise material in the context of the sale of the Offered Securities.

              (u) The Company, the Subsidiaries and the Joint Ventures are currently conducting their respective businesses as described in the Prospectus.

              (v) There are no contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required under the Act.

              (w) There is no relationship, direct or indirect, that exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, of a character required to be described in the Registration Statement or Prospectus which is not described as required under the Act.

              (x) There is no labor problem or disturbance with the persons employed by the Company, any Subsidiary or any Joint Venture that exists or, to the knowledge of the Company, that is threatened and that might reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole.

              (y) Neither the Company nor any person who is a member of a group which is under common control with the Company and the Subsidiaries and Joint Ventures, who together with the Company, the Subsidiaries and the Joint Ventures is treated as a single employer ("ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or Section 4001(b) of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), has established, sponsored, maintained or had any obligation to contribute to any employee benefit plans within the meaning of Section 3(3) of ERISA which are subject to Title IV of ERISA or Section 412 of the Code. Except where it could not reasonably be expected to result in a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole, (i) all employee benefit plans within the meaning of Section 3(3) of ERISA established, sponsored or maintained for or on behalf of the employees, officers or directors of the Company, the Subsidiaries, Joint Ventures or any ERISA Affiliate ("Employee Benefit Plans") are in compliance with all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder and each such Employee Benefit Plan that is intended to be qualified under Code Section 401(a) has been determined by the Internal Revenue Service to be so qualified and (ii) no material liability or obligation has been incurred or is reasonably expected to be incurred by the Company, the Subsidiaries or Joint Ventures or any ERISA Affiliate with respect to any Employee Benefit Plan.

              (z) None of the Company, any Subsidiary or any Joint Venture (i) is in violation of its respective declaration of trust, charter, by-laws, partnership or operating agreements, (ii) is in default, and no event exists and is continuing that, with notice or lapse of time or both, would

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         constitute such a default, in the due performance and observance of any material term contained in any lease, license, indenture, mortgage, deed of trust, note, bank loan or other evidence of indebtedness or any other agreement, understanding or instrument to which the Company, any Subsidiary or any Joint Venture is a party or by which the Company, any Subsidiary or any Joint Venture or any property of the Company, any Subsidiary or any Joint Venture may be bound or affected, which default, individually or in the aggregate, is reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole, or (iii) is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject, which violation, individually or in the aggregate, is reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole or would materially interfere with the execution, delivery and performance of the Indenture (if the Offered Securities are debt securities), the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts, the issuance and sale of the Offered Securities and the use of the proceeds of the offering of the Offered Securities as described in the Prospectus and, if the Offered Securities are debt securities or preferred stock, compliance with the terms and provisions thereof.

              (aa) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances, pollutants or contaminants by the Company, any Subsidiary or any Joint Venture (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company, any Subsidiary or any Joint Venture in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which does not have, or would not be reasonably likely to have, individually or in the aggregate with all such violations and remedial actions, a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, solid wastes, hazardous wastes or hazardous substances, pollutants or contaminants due to or caused by the Company, any Subsidiary or any Joint Venture or with respect to which the Company, any Subsidiary or any Joint Venture has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which does not have, or would not be reasonably likely to have, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole; and the terms "hazardous wastes", "toxic wastes" and "hazardous substances" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

              (ab) None of the Company or any Subsidiary or any Joint Venture is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the "1940 Act"), nor is it a closed-end investment company required to be registered, but not registered, thereunder; and each of the Company, each Subsidiary and each Joint Venture is not and, after giving effect to the offering and sale of the Offered Securities and the application

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         of the proceeds thereof as described in the Prospectus, will not be an
         "investment company", or, to the best knowledge of the Company after due inquiry, a company controlled by an "investment company" within the meaning of the 1940 Act.

              (ac) The Company, each Subsidiary and each Joint Venture has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof, or has filed extensions in accordance with applicable law, and has paid all taxes required to be paid through the date hereof thereon, except for such failures to file or pay that would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole, and no tax deficiency has been determined adversely to the Company, any Subsidiary or any Joint Venture that has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, any Subsidiary or any Joint Venture would be reasonably likely to have) a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole.

              (ad) The financial statements and the related notes and schedules included or incorporated by reference in the Registration Statement and Prospectus fairly present the financial position, the results of operations and the cash flows of the Company and its consolidated subsidiaries at the respective dates and for the respective periods to which they apply; and such financial statements and the related notes and schedules have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods therein specified. The historical information under the caption "Capitalization" in the Prospectus is accurately described as of the date presented therein.

              (ae) Since the date of the latest financial statements included or incorporated by reference in the Prospectus (i) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole, and (ii) except as disclosed in or contemplated by the Prospectus, there have not been any transactions entered into by the Company, the Subsidiaries or any Joint Venture, other than those in the ordinary course of business, which are material to the Company, the Subsidiaries and Joint Ventures taken as a whole; and, except as disclosed in the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

              (af) If pro forma financial information is included in the Registration Statement and the Prospectus: The pro forma financial information included in the Registration Statement and the Prospectus presents fairly the information shown therein, has been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial information, has been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

              (ag) The Company has complied with all applicable provisions of
         Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

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              (ah) The accountants who have certified certain financial
         statements of the Company or of businesses acquired by the Company, as applicable, and whose reports appear in the Registration Statement and the Prospectus or are incorporated by reference therein, are and were independent public accountants as required by the Act and the Rules and Regulations during the periods covered by the financial statements on which they reported which are contained or incorporated by reference in the Registration Statement or the Prospectus.

              (ai) (i) Each of the operational electric generation facilities ("Plants") owned in whole or in part, directly or indirectly by (A) the Company, (B) the Subsidiaries or (C) the Joint Ventures which is located in the United States is a "qualifying cogeneration facility" or a "qualifying small power production facility" (either or both of which are hereinafter referred to as a "QF"), as such terms are defined under the Federal Power Act, as amended ("FPA"), and the regulations thereunder, and has continuously been in compliance with the requirements for being a QF since it commenced sales of electricity; (ii) with respect to each Plant under development and located in the United States, either (x) to the extent that the Company, the Subsidiaries or the Joint Ventures plan to act as the owner and/or operator of any one of the Plants under development by the Company, the Subsidiaries or the Joint Ventures and located in the United States (as currently configured or as currently anticipated to be configured), that owner and/or operator satisfies or is currently expected to satisfy current regulatory requirements for being an "exempt wholesale generator" ("EWG"), as such term is defined under the FPA, the Public Utility Holding Company Act of 1935, as amended ("PUHCA") and the regulations thereunder or (y) each of the Plants under development by the Company, the Subsidiaries or the Joint Ventures and located in the United States (as currently configured or as currently anticipated to be configured) will be a QF and will be in continuous compliance with the requirements for being a QF; (iii) the owner or operator of each of the Plants under development by the Company, the Subsidiaries or Joint Ventures and located outside the United States (as currently configured or as currently anticipated to be configured) satisfies or is currently expected to satisfy current regulatory requirements for being either (A) an EWG or (B) a "foreign utility company," as such term is defined under PUHCA and the regulations thereunder; (iv) none of the entities identified in clause
         (A) or (B) of subparagraph (i) above owns or operates or will own or operate any electric distribution facilities or any electric transmission facilities in or outside of the United States other than electric transmission facilities that have been or will be approved by the Federal Energy Regulatory Commission as being part of a QF, or the owner and/or operator of which will have qualified as EWG's or as "foreign utility companies" as such terms are defined under the FPA, PUHCA and the regulations thereunder; and (v) none of the entities identified in clause (A), (B) or (C) of subparagraph (i) above is, or is subject to regulation as, a "public utility holding company" or a "subsidiary company" of a "public utility holding company," as those terms are defined under PUHCA, or is subject to regulation under the FPA, other than as contemplated by 18 C.F.R Section 292.601(c), or, except as described in or contemplated by the Prospectus, subject to regulation by any state law or foreign governmental law with respect to rates or the financial or organizational regulation of electric utilities.

         3. Purchase and Offering of Offered Securities. The obligation of the Underwriters to purchase the Firm Securities will be evidenced by an agreement or exchange of other written communications ("Terms Agreement") at the time the Company determines to sell the Firm Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the aggregate principal amount or number of Firm Securities to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and (if the Firm Securities are debt securities or preferred stock) the terms of the Firm Securities not already specified (in the Indenture, in the case of Firm Securities that are debt securities), including, but not limited to, interest rate (if debt securities), dividend rate (if preferred stock), maturity (if debt securities), any redemption provisions and any sinking fund requirements and whether any of the Firm Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Representatives) and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "First Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering, other than Contract Securities for which payment of funds and delivery of securities shall be as hereinafter provided. The obligations of the Underwriters to purchase the Firm Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

         If the Firm Securities are debt securities and the Terms Agreement specifies "Book-Entry Only" settlement or otherwise states that the provisions of this paragraph shall apply, the Company will deliver against payment of the purchase price the Firm Securities being purchased on such Closing Date in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Firm Securities shall be made by the Underwriters in Federal (same day) funds by official check or checks or wire transfer to an account previously designated to the Representatives by the Company at a bank acceptable to the Representatives, in each case drawn to the order of the Company at the place of payment specified in the Terms Agreement on such Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Firm Securities.

         The Company may specify in the Terms Agreement applicable to any Offered Securities that the Company thereby grants to the Underwriters the right to purchase, at their election, up to the aggregate principal amount of debt securities, number of shares of preferred stock or common stock ("Optional Securities") set forth in such Terms Agreement, on the terms set forth in the first paragraph of this Section 3. Any such election may be exercised only by written notice from the Representatives to the Company, given within the period specified in the Terms Agreement, setting forth the aggregate principal amount or number of Optional Securities purchased and the date on which such Optional Securities are to be delivered as determined by the Representatives.

         The Company agrees to sell to the Underwriters the aggregate principal amount or number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the aggregate principal amount or number of Firm Securities set forth opposite such Underwriter's name in such Terms Agreement bears to the aggregate principal amount or number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

         Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by the Representatives but shall not be later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters against payment of the purchase price therefor in the same manner as the Firm Securities.

         If the Terms Agreement provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Offered Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto ("Delayed Delivery Contracts") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount or number of shares of Offered Securities to be sold pursuant to Delayed Delivery Contracts ("Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount or number of shares of Offered Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount or number of shares of Offered Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Representatives determine that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Representatives not later than the business day prior to the Closing Date of the principal amount or number of shares of Contract Securities.

         4. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters, one signed copy of the Registration Statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered
Securities:

              (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Representatives, subparagraph (5)) not later than the second business day following the execution and delivery of the Terms Agreement.

              (b) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

              (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

              (d) As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Act.

              (e) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

              (f) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company will not be required to qualify as a foreign corporation, to file a general consent to service of process in any such jurisdiction or to take any other action that would subject the Company to service of process in any suits other than those arising out of the offering of the Offered Securities or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

              (g) During the period of three years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.

              (h) The Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), for any filing fees or other expenses (including reasonable fees and disbursements of counsel) in connection with qualification of the Registered Securities for sale and any determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities (if they are debt securities or preferred stock), for any applicable filing fee incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. of the Registered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Registered Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters.

              (i) During the period of two years after the date of any Terms Agreement, the Company will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the 1940 Act and is not, and will not be or become, a closed-end investment company required to be registered, but not registered, under the 1940 Act.

              (j) If the Offered Securities are debt securities or preferred stock, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue (if the Offered Securities are debt securities) or any series of preferred stock issued or guaranteed by the Company (if the Offered Securities are preferred stock), or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives for a period beginning at the time of execution of the Terms Agreement and ending the number of days after the Closing Date specified under "Blackout" in the Terms Agreement.

              (k) If the Offered Securities are Common Stock or are convertible into Common Stock, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives for a period beginning at the time of execution of the Terms Agreement and ending the number of days after the Closing Date specified under "Blackout" in the Terms Agreement, except issuances of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date of the Terms Agreement, grants of employee stock options pursuant to the terms of a plan in effect on the date of the Terms Agreement or issuances of Common Stock pursuant to the exercise of such options.

         5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

              (a) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Indenture (if the Offered Securities are debt securities), the Terms Agreement (including the provisions of this Agreement), any Delayed Delivery Contracts, the Registration Statement, the Prospectus and the Offered Securities, and all other legal matters relating to such agreements and the transactions contemplated thereby shall be satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

              (b) On or prior to the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of Deloitte & Touche LLP or any successor firm (and any other firm of independent accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and/or financial data are included or incorporated by reference in the Registration Statement or Prospectus) in agreed upon form.

              (c) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

              (d) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus (i) except as disclosed in the Prospectus, there shall have been no material adverse change, or a development which is reasonably likely to lead to a material adverse change, in the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole and (ii) except as disclosed in the Prospectus, there shall not have been any transactions entered into by the Company, any Subsidiary or any Joint Venture, other than those in the ordinary course of business, which are material and adverse to the Company, the Subsidiaries and Joint Ventures taken as a whole, and which, in the judgment of a majority in interest of the Underwriters including any Representatives, make it impracticable or inadvisable to proceed with the offering or the delivery of the Offered Securities on the terms and in the manner contemplated in the Prospectus.

              (e) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in or affecting particularly the business or properties of the Company, the Subsidiaries and Joint Ventures taken as a whole, which is material and adverse, and which, in the judgment of a majority in interest of the Underwriters including any Representatives, makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) subject to the execution of the Terms Agreement, except as set forth in the Terms Agreement, any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

              (f) The Representatives shall have received customary opinions, dated such Closing Date, of Willkie Farr & Gallagher, counsel for the Company, and Steven A. McArthur, Esq., Senior Vice President and General Counsel for the Company, in agreed upon form.

              (g) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

              (h) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (iv) subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

              (i) The Representatives shall have received a letter, dated such Closing Date, of Deloitte & Touche LLP and such other independent accountants for subsidiaries and acquired businesses which meet the requirements of subsection (b) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

              (j) The Company shall have furnished the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably requested.

              (k) The Company and Kiewit Energy Company, Inc. ("Kiewit") shall have entered into an agreement, in form and substance satisfactory to the Representatives, whereby Kiewit shall have waived any and all preemptive rights to which it would otherwise be entitled as a result of the execution, delivery and performance of the Indenture (if the Offered Securities are debt securities), the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts, the consummation of the transactions herein and therein contemplated and the use of the proceeds of the offering of the Offered Securities as described in the Prospectus, the issuance and sale of the Offered Securities and, if the Offered Securities are debt securities or preferred stock, compliance with the terms and provisions thereof.

The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

         6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement; and provided, further, that, with respect to any untrue statement contained in or omission from any preliminary prospectus, this indemnity agreement shall not inure to the benefit of any Underwriter on account of any loss, claim, damage, liability or action arising from the sale of any Offered Securities to any person in the initial resale by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus was corrected in the Prospectus and the Prospectus was made available to that Underwriter prior to the sale of the Offered Securities. For purposes of the last proviso to the immediately preceding sentence, the term "Prospectus" shall not be deemed to include the documents incorporated by reference therein, and no Underwriter shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any preliminary prospectus or Prospectus to any person other than a person to whom such Underwriter had delivered such incorporated document or documents in response to a written request therefor.

              (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

              (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above, except to the extent it has been materially prejudiced by such failure; and provided, further, that such omission will not relieve it from any liability which it may otherwise have to an indemnified party. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent the indemnified party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 6 if the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or, if in the written opinion of counsel to either the indemnifying party or the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, and in that event the fees and expenses of one firm of separate counsel (in addition to the fees and expenses of local counsel) shall be paid by the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

              (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
         (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

              (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities on either the First Closing Date or any Optional Closing Date under the Terms Agreement and the aggregate principal amount (if debt securities) or number of shares (if preferred stock or Common Stock) of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount (if debt securities) or number of shares (if preferred stock or Common Stock) of Offered Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount (if debt securities) or number of shares (if preferred stock or Common Stock) of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount (if debt securities) or number of shares (if preferred stock or Common Stock) of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, such Terms Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. If the Offered Securities are debt securities or preferred stock, the respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the principal amounts (if debt securities) or numbers of shares (if preferred stock) of the Offered Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

         8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect, and if any Offered Securities have been purchased hereunder, the representations in Section 2 and all obligations under
Section 4 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv) or (v) of
Section 5(e), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities; provided that the Company shall not be obligated under this section 8 to reimburse the Representatives for any expenses (including any reasonably fees and disbursements of counsel ) in excess of the amount set forth in the Terms Agreement.

         9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 302 South 36th Street, Suite 400, Omaha, Nebraska 68131, Attention: General Counsel (Fax: 402-231-1658).

         10. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in the Terms

Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

         11. Representation of Underwriters. Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives will be binding upon all the Underwriters.

         12. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         13. APPLICABLE LAW. THIS AGREEMENT AND THE TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE
OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby.

                                                                        ANNEX I


        (Three copies of this Delayed Delivery Contract should be signed and returned to the address shown below so as to arrive not later than 9:00 A.M.,
        New York time, on ........................ ............, 19...1)



                           DELAYED DELIVERY CONTRACT

                                       [Insert date of initial public offering]


CALENERGY COMPANY, INC.
   c/o [INSERT NAME AND ADDRESS OF REPRESENTATIVES]


Gentlemen:

         The undersigned hereby agrees to purchase from CalEnergy Company, Inc., a Delaware corporation ("Company"), and the Company agrees to sell to the undersigned, [If one delayed closing, insert--as of the date hereof, for
delivery on         , 19   ("Delivery Date"),]

                           [$]..............[shares]

--principal amount--of the Company's [Insert title of securities]
("Securities"), offered by the Company's Prospectus dated       , 19   and a
Prospectus Supplement dated       , 19   relating thereto, receipt of copies
of which is hereby acknowledged, at-- % of the principal amount thereof plus
accrued interest, if any,--$   per share plus accrued dividends, if any,--and
on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

         [If two or more delayed closings, insert the following:

         The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the--principal--amounts set forth below:

--------------
(1) Insert date which is third full business day prior to Closing Date under the Terms Agreement.

                                                               PRINCIPAL AMOUNT
                                                               ----------------

                                                                    NUMBER
           DELIVERY DATE                                          OF SHARES
           -------------                                          ---------

  ...............................                              ..............

  ...............................                              ..............

Each of such delivery dates is hereinafter referred to as a Delivery Date.]

         Payment for the Securities that the undersigned has agreed to purchase for delivery on--the--each--Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House (next day) funds at the office of at .M. on--the--such--Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned--for delivery on such Delivery Date--in definitive [If debt issue, insert--fully registered] form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to--the--such--Delivery Date.

         It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on--the--each--Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at--the--such--Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total--principal amount--number of shares--of the Securities less the--principal amount--number of shares--thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

         Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by copies of the opinions of counsel for the Company delivered to the Underwriters in connection therewith.

         This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

         It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

                                            Yours very truly,



                                            ...................................
                                                   (Name of Purchaser)


                                            By  ...............................


                                                ...............................
                                                       (Title of Signatory)


                                                ...............................


                                                ...............................
                                                     (Address of Purchaser)



Accepted, as of the above date.


CALENERGY COMPANY, INC.


By
   ...............................
         [Insert Title]

                                   SCHEDULE B
                                   ----------

                                  Subsidiaries
                                  ------------


         Coso Funding Corp.+
         Incorporated in Delaware

         Coso Hotsprings Intermountain Power, Inc. (CHIP)+
         Incorporated in Delaware

         China Lake Operating Co. (CLOC)+
         Incorporated in Delaware

         Coso Technology Corporation (CTC)+
         Incorporated in Delaware

         China Lake Geothermal Management Company (CLGMC)+
         Incorporated in Delaware

         China Lake Plant Services, Inc. +
         Incorporated in California

         Coso Hotsprings Overland Power, Inc.+
         Incorporated in Delaware

         CE Geothermal, Inc.
         Incorporated in Delaware

         Western States Geothermal Company
         Incorporated in Delaware

         Intermountain Geothermal Company
         Incorporated in Delaware

         CalEnergy Development Corporation
         Incorporated in Delaware

         California Energy Yuma Corporation
         Incorporated in Utah

         California Energy General Corporation
         Incorporated in Delaware

         Rose Valley Properties, Inc.
         Incorporated in Delaware

         CE Holt Company, Inc.
         Incorporated in Delaware

         CBE Engineering Co.
         Incorporated in California

         CE Exploration Company
         Incorporated in Delaware

         CE Newberry, Inc.
         Incorporated in Delaware

         CE International Investments Inc.
         Incorporated in Delaware

         CE Philippines Ltd.
         Incorporated in Bermuda

         CE Mahanagdong Ltd.
         Incorporated in Bermuda

         Ormoc Cebu Ltd.
         Incorporated in Bermuda

         CE Cebu Geothermal Power Company, Inc.+
         Incorporated in the Philippines

         CE Indonesia Ltd.+
         Incorporated in Bermuda

         CE Casecnan Ltd.
         Incorporated in Bermuda

         CE Singapore Ltd.
         Incorporated in Bermuda

         CalEnergy International Ltd.
         Incorporated in Bermuda

         CE Bali, Ltd.
         Incorporated in Bermuda

         CE Casecnan Water and Energy Company, Inc.+
         Incorporated in the Philippines
         Capital Stock:  Owned 35% by CE Casecnan Ltd.,

         35% by Kiewit Energy International (Bermuda) Ltd.,
         15% by La Prairie Group Contractors (International) Ltd and 15% by San Lorenzo Ruiz Builders & Developers Group, Inc.

         Magma Power Company+
         Incorporated in Nevada

         CalEnergy Operating Company+
         Incorporated in Delaware

         Salton Sea Power Company+
         Incorporated in Nevada

         Vulcan Power Company+
         Incorporated in Nevada

         Imperial Magma+
         Incorporated in Nevada

         Magma Land Company I+
         Incorporated in Nevada

         Desert Valley Company+
         Incorporated in California

         Fish Lake Power Company+
         Incorporated in Delaware

         Magma Netherlands B.V.+
         Formed in the Netherlands

         Tongonan Power Investment, Inc.+
         Incorporated in the Philippines

         Salton Sea Funding Corporation (SSFC)+
         Incorporated in Delaware

         Salton Sea Royalty Company+
         Incorporated in Delaware

         CE Asia Ltd.+
         Incorporated In Bermuda

         American Pacific Finance Company
         Incorporated in Delaware

         The Ben Holt International Co., Inc.
         Incorporated in Delaware

         CalEnergy International Services, Inc.
         Incorporated in Delaware

         CalEnergy Imperial Valley Company, Inc.
         Incorporated in Delaware

         California Energy Retail Company, Inc.
         Incorporated in Delaware

         CE Humboldt, Inc.
         Incorporated in Delaware

         CE Ijen Ltd.
         Incorporated in Bermuda

         Magma Generating Company I
         Incorporated in Nevada

         Magma Generating Company II
         Incorporated in Nevada

         Peak Power Corporation
         Incorporated in California

         CE Luzon Geothermal Power Company, Inc.+
         Incorporated in the Philippines
         Capital Stock: Owned 50% by CE Mahanagdong Ltd.;
         50% by Kiewit Energy International (Bermuda) Ltd.;
         an industrial company has the right to acquire 10%
         of the equity - 5% from CE Mahanagdong Ltd. and 5% from Kiewit Energy International (Bermuda) Ltd.

         Himpurna California Energy Ltd.+
         Incorporated in Bermuda
         Capital Stock: Owned 47% by CE Indonesia Ltd.;
         47% by Kiewit Energy International (Bermuda) Ltd., and 6% by P.T. Himpurna Enersindo Abadi; ("Himpurna"). Himpurna has assigned the right to certain preferred dividends representing a 4% interest in Himpurna
         California Energy Ltd., under the Joint Operating Contract, Pertamina has certain rights to acquire up to a 25% interest in the Joint Operating Contract, but not under the Energy Sales Contract

         Patuha Power, Ltd.+
         Incorporated in Bermuda
         Capital Stock: Owned 50% by CE Singapore Ltd., and 50% by Kiewit Energy International (Bermuda)
         Ltd.; under the Joint Operating Contract,
         Pertamina has certain rights to acquire up to a 25% interest in the Joint Operating Contract, but not under the Energy Sales Agreement

         Bali Energy Ltd.+
         Incorporated in Bermuda
         Capital Stock:  Owned 50% by CE Bali Ltd. and
         50% by Kiewit Energy International (Bermuda) Ltd.
         P.T. Pandanwangi Sekartji has the right to acquire up to 40% of the equity in Bali Energy Ltd.

         Norming Investments BV+
         Incorporated in the Netherlands
         Capital Stock:  Owned 50% by CE Asia Ltd. and
         50% by Kiewit Energy International (Bermuda) Ltd.

         BN Geothermal Inc.+
         Incorporated in Delaware

         Canejo Energy Company+
         Incorporated in California

         Niguel Energy Company+
         Incorporated in California

         San Felipe Energy Company+
         Incorporated in California

         CE/FS Holding Company, Inc.
         Incorporated in Delaware

         Falcon Seaboard Power Corporation
         Incorporated in Texas

         Falcon Seaboard Resources, Inc.
         Incorporated in Texas

         Falcon Seaboard Energy Corporation
         Incorporated in Texas

         Falcon Seaboard Gas Company
         Incorporated in Texas

         Falcon Seaboard Oil Company
         Incorporated in Texas

         Falcon Seaboard Pipeline Corporation
         Incorporated in Texas

         Big Spring Pipeline Company
         Incorporated in Texas

         Falcon Power Operating Company
         Incorporated in Texas

         Power Resources, Inc.+
         Incorporated in Texas

         North Country Gas Pipeline Corporation+
         Incorporated in New York Owned
         by Saranac Power Partners, L.P.

         Saranac Energy Company, Inc. (SECI)+
         Incorporated in Delaware

         SECI Holdings, Inc.+
         Incorporated in Delaware

         Northern Consolidated Power, Inc. (NCPI)+
         Incorporated in Delaware

         NorCon Holdings, Inc.
         Incorporated in Delaware

         CE Electric, Inc.
         Incorporated in Delaware

         CE Power, Inc.
         Incorporated in Delaware

         CE Electric UK plc
         Incorporated in England
         Capital Stock: Owned 70% indirectly by CalEnergy Company, Inc. and 30% indirectly by Peter Kiewit Sons', Inc.

         American Pacific Finance Company II
         Incorporated in Delaware
         Capital Stock:  Owned 50% by CalEnergy Company, Inc. and
         50% by Kiewit Energy Company

         PT Kiewit Holt Indonesia

         Incorporated in Indonesia
         Owned by Kiewit/Holt Indonesia

         Slupo I B.V.+
         Incorporated in Netherlands
         Owned 50%  by CE Asia Ltd. and 50% by Kiewit
         Energy International (Bermuda) Limited

         Gilbert/CBE Indonesia L.L.C.
         Organized in Nebraska
         Owned 60% Gilbert Industrial Corporation and 40% CBE Engineering Co.

         Northern Electric plc+
         Incorporated in England and Wales

         Northern Electric Generation (NPL) Ltd.
         Incorporated in England and Wales

         Northern Electric Supply Ltd.+
         Incorporated in England and Wales

         Northern Electric Share Scheme Trustee Ltd.+
         Incorporated in England and Wales

         Northern Transport Finance Ltd.+
         Incorporated in England and Wales

         Northern Electric Retail Ltd.+
         Incorporated in England and Wales

         Northern Electric Properties Ltd.+
         Incorporated in England and Wales

         Northern Electric Distribution Ltd..
         Incorporated in England and Wales

         Gas UK Ltd.+
         Incorporated in England and Wales

         Combined Power Systems (Northern) Ltd.+
         Incorporated in England and Wales

         Northern Electric (Overseas Holdings) Ltd.+
         Incorporated in England and Wales

         Northern Electric Generation (CPS) Ltd.+
         Incorporated in England and Wales

         Kings Road Developments Ltd.+
         Incorporated in England and Wales

         Ryhope Road Developments Ltd.+
         Incorporated in England and Wales

         Stamfordham Road Developments Ltd.+
         Incorporated in England and Wales

         Northern Electric Generation (TPL) Ltd.+
         Incorporated in England and Wales

         Northern Electric Generation Ltd.+
         Incorporated in England and Wales

         Northern Electric Insurance Services Ltd.+
         Incorporated in England and Wales

         Northern Metering Services Ltd.+
         Incorporated in Isle of Man

         Sovereign Exploration Ltd.+
         Incorporated in England and Wales

         Northern Electric Generation (Peaking) Ltd.+
         Incorporated in England and Wales

         Northern Electric Training Ltd.+
         Incorporated in England and Wales

         Northern Electric Transport Ltd.+
         Incorporated in England and Wales

         Northern information Systems Ltd.+
         Incorporated in England and Wales

         Northern Utility Services Ltd.+
         Incorporated in England and Wales

         Viking Power Ltd.+
         Incorporated in England and Wales

         Northern electric Finance plc.+
         Incorporated in England and Wales

         Northgas Ltd.+
         Incorporated in England and Wales

         Northern Tracing & Collection Services Ltd.+
         Incorporated in England and Wales

         Northern Electric Telecom Ltd.+
         Incorporated in England and Wales

         CE Electric UK Holdings
         Incorporated in England
         Capital Stock: Owned 70% indirectly by CalEnergy Company, Inc. and 30% indirectly by Peter Kiewit Sons', Inc.

                                   SCHEDULE C
                                   ----------


                                 Joint Ventures
                                 --------------

Coso Energy Developers (CED)+
         Formed in California
         General Partnership:  48% CHIP; 52% Caithness Coso
         Holdings, L.P.

         Coso Finance Partners+
         Formed in California
         General Partnership: 46.3% owned by CLOC; 53.7% owned by ESCA I, L.P.

         Coso Power Developers (CPD)+
         Formed in California
         General Partnership:  50% owned by CTC; 50% by
         Caithness Navy II

         Coso Transmission Line Partners+
         Formed in California
         General Partnership:  Owned 50% by CED; 50% by CPD

         Vulcan/BN Geothermal Power Company+
         Formed in Nevada
         Partnership Interests:  Vulcan Power Company 50%
         General Partner; BN Geothermal, Inc. 50% General
         Partner

         Del Ranch, L.P.+
         Formed in California
         Partnership Interests:  Magma Power Company 10%
         Limited Partner; CalEnergy Operating Company 40% General Partner; Conejo Energy Company 10% Limited Partner and 40% General Partner

         Elmore, L.P.+
         Formed in California
         Partnership Interests:  Magma Power Company 10%
         Limited Partner; CalEnergy Operating Company 40% General Partner; Niguel Energy Company 10% Limited Partner and 40% General Partner

--------------
+ Indicates stock or partnership interests that are and at the Closing Date will continue to be pledged, subject to a purchase agreement, or otherwise encumbered and subject to foreclosure or other exercise of remedies.

         Leathers, L.P.+
         Formed in California
         Partnership Interests:  Magma Power Company 10%
         Limited Partner; CalEnergy Operating Company 40% General Partner; San Felipe Energy Company 10% Limited Partner and 40% General Partner

         Salton Sea Brine Processing L.P.+
         Limited Partnership Formed in California

         Salton Sea Power Generation L.P.+
         Limited Partnership Formed in California

         Visayas Geothermal Power Company+
         Partnership Formed in the Philippines

         Yuma Cogeneration Associates (YCA)+
         Formed in Utah

         Alto Peak Power Company
         Formed in the Philippines

         China Lake Joint Venture
         Formed in California
         Owed 50% by CalEnergy Company and
         50% by Caithness Geothermal 1980 Ltd.

         Coso Finance Partners II
         Formed in California
         Owned 50% by China Lake Geothermal Management Co., an affiliate of Calenergy Company, Inc. and 50% by ESCA II, L.P.

         Coso Land Company
         Formed in California
         Owned 50% by CalEnergy Company and 50% by Caithness Geothermal 1980
         Ltd.

         Gilbert/CBE L.P.
         Limited partnership formed in Nebraska
         Partnership Interests: 20% CBE Engineering Co. and 80% Gilbert Industrial Corporation

--------------
+ Indicates stock or partnership interests that are and at the Closing Date will continue to be pledged, subject to a purchase agreement, or otherwise encumbered and subject to foreclosure or other exercise of remedies.

         Kiewit/Holt Philippines, L.P.
         Limited partnership formed in Nebraska
         Partnership Interests:  20% CE Holt Company and 80% Kiewit
         Industrial Co.

         Saranac Power Partners, L.P.+
         Limited partnership formed in Delaware
         Partnership Interests: 80% Saranac Energy Company, Inc. and 20% affiliates of Tomen Power Corporation

         NorCon Power Partners, L.P.+
         Limited partnership formed in Delaware
         Partnership Interests: 80% Northern Consolidated Power, Inc. and 20% affiliates of Tomen Power Corporation